Exhibit 99.1

Horsehead Corporation End Operations at Monaca, PA Facility

PITTSBURGH--(BUSINESS WIRE)--May 2, 2014--Horsehead Holding Corp. (Nasdaq: ZINC) announced that on April 30, 2014, its wholly-owned subsidiary, Horsehead Corporation, shut down operations at its zinc production facility in Monaca, PA. In total, including those employees terminated at the end of 2013 with the closure of the zinc oxide refinery, 510 salaried and hourly positions will have been eliminated in Monaca. Of this number, only about 40 positions remain on the site today to assist with the final closure of the facility. These remaining positions will be reduced down to a small crew needed to support the site demolition activity by the end of May. This represents the final step associated with Monaca in the transition to zinc metal production in Mooresboro, NC.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 700 people and has seven facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook, future operating levels and liquidity, proposed initiatives and strategy, financial and performance targets and statements about historical results that may suggest trends for our business. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. There are several factors that may cause our actual results to differ materially from the forward-looking statements, including, among others, the impact of future market conditions or unexpected production disruptions, including labor disruptions associated with the wind down of our Monaca facility, on our results of operations, our future operating costs and production levels and our expansion plans and initiatives, our ability to successfully implement and maintain past and future price increases, our ability to achieve the benefits we expect to achieve from the new zinc plant once fully operational, the ultimate cost to construct and start up the Mooresboro plant and our ability to pay these costs and maintain adequate liquidity, and the success and timing of the start-up of our Mooresboro plant and our expansion plans and initiatives and their impact on our future capabilities, capacity and production costs and our financial results. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Corporation
Ali Alavi, Senior Vice President, 724-773-2212